Exhibit 99

GE Logo

NEWS RELEASE
General Electric Company
3135 Easton Turnpike, Fairfield, CT 06431

GE 2002 Earnings Grow 7% To $15.1 Billion;
Cash Flow Ex-Progress Grows 10% to $15.2 Billion

Fairfield, Conn., January 17, 2003 -- GE achieved a record $15.1 billion in earnings in 2002, a 7% increase over 2001, and, excluding progress collections, generated $15.2 billion in cash from operating activities, up 10%, the Company announced today.

"GE delivered solid results in a very challenging economy, with excellent performances by several businesses and one major disappointment," said GE Chairman and CEO Jeff Immelt. "Power Systems, NBC, Commercial Finance, Consumer Finance, and Medical Systems all had record years. We also had remarkable performances by Aircraft Engines and Aviation Services, our aircraft leasing business, in the worst year for aviation in recent memory. Our businesses posted impressive customer wins and continued to invest in technologies and services that will position them for long-term success. I'm proud of the performance of the GE team in such a tough environment.

"Our major disappointment was Employers Reinsurance Corporation (ERC)," Immelt said. "As we announced in November, poor underwriting in past years resulted in much higher losses for ERC, as well as the entire reinsurance industry. We have a strong team in place at ERC improving its operations and driving a return to profitability in 2003."

GE will provide more detail about results on a conference call and Webcast to be held at 8:30 a.m. EDT today. Call information and related charts are available at www.ge.com/investor.

Highlights of preliminary fourth-quarter and full-year 2002 results:

  Fourth quarter earnings of $3.102 billion, or $.31 per share, reflect a previously announced charge for adverse development at ERC and decreased 21% from $3.933 billion, or $.39 per share, in fourth quarter 2001. Fourth quarter earnings also include the effects of a $514 million gain from NBC's exchange of certain assets for the cable network Bravo; during the quarter NBC and other industrial businesses recorded $301 million after tax of restructuring and other charges.
  Fourth quarter revenues were a record $35.4 billion, up 4% over last year's $34.0 billion. Industrial sales increased 8% over fourth quarter 2001, with product services growing 18% to $6.3 billion. Financial Services revenues were $15.5 billion, down 3% on lower interest rates, while net revenues (revenues less interest costs) at Commercial Finance, Consumer Finance and Equipment Management grew 17%.
  Full-year 2002 earnings before required accounting changes grew 7% to a record $15.1 billion, or $1.51 per share, from last year's $14.1 billion, or $1.41 per share. Earnings after accounting changes, described below, were $14.1 billion, or $1.41 per share in 2002, compared with last year's $13.7 billion, or $1.37 per share.
  Cash generated from GE's operating activities in 2002, excluding progress collections, was $15.2 billion, up 10% from $13.8 billion last year. Reflecting lower progress collections from the record levels of last year, reported cash from operating activities decreased 41% to $10.1 billion from $17.2 billion in 2001.
  Consolidated 2002 revenues of $131.7 billion increased 5% from $125.9 billion in 2001. Industrial sales increased 8% in 2002, with double-digit growth at Power Systems, NBC, Specialty Materials and Industrial Systems. Revenues at GE's financial services businesses were flat at $58.2 billion on lower interest rates, while net revenues at Commercial Finance, Consumer Finance and Equipment Management grew 15%.
  Operating margin for 2002 was 19.1%, down from last year's record 19.6%, reflecting the effects of the Winter Olympics, fourth-quarter 2002 restructuring and other charges, and continued pricing pressure at short-cycle businesses. Full-year pre-tax savings from digitization totaled $1.6 billion.
  Accounting changes were required by the Financial Accounting Standards Board (FASB) in the first quarters of 2002 and 2001. In first quarter 2002, GE recorded a non-cash transition charge to earnings of $1.015 billion, or $.10 per share, for impairment of goodwill as required for adoption of Statement of Financial Accounting Standards 142 (SFAS 142). In the first quarter of 2001, GE recorded a one-time, non-cash transition charge of $444 million, or $.04 per share, as required for adoption of new accounting rules for derivatives, warrants, options and other financial instruments.

  As required by SFAS 142, as of January 1, 2002, goodwill is no longer amortized. Without goodwill amortization in 2001, EPS in 2002 would have been the same as 2001. On the same basis, and without the fourth-quarter charge for ERC, EPS would have increased 9%.

"GE businesses strengthened their leadership positions in 2002, and they are positioned for solid operating performance in 2003," Immelt said. "We expect to deliver earnings per share growth between 3% and 13%, with broad-based earnings growth at our businesses. Power Systems will experience the long-anticipated decline in U.S. gas turbine sales. However, Power's energy services, oil and gas, and renewable energy businesses will grow earnings in excess of 20%.

"This year we also achieved a number of strategic objectives that position GE for long-term growth," Immelt said. "We maintained our triple-A credit ratings and strengthened our financial flexibility. We implemented a set of principles that position GE as a leader in governance and transparency. We have a full pipeline of new products and an $85 billion multi-year services backlog. We are growing revenues 40% a year in China. We are building new platforms in security, water technology, healthcare information technology, wind energy and Hispanic media. The GE we are building -- a technology, services and financial company -- will continue our record of superior long-term growth through the cycles."

* * *

Fourth Quarter 2002 Business Highlights

GE Power Systems

  53 heavy-duty gas turbines shipped, including 32 from Greenville, South Carolina; 323 for the year, including 244 from Greenville.
  Test operation of the first H System(TM), the most powerful and efficient gas-fired turbine yet developed.
  40 new Energy Services contractual agreements worth $2.5 billion; agreements now in place for 1,452 gas turbines at 582 sites worldwide.
  Oil & Gas orders worth $706 million, up 16%.
  Wind Energy holding master agreements and commitments for 1,000-plus turbines.
  Agreed to acquire leading reciprocating gas engine supplier Jenbacher A.G.

GE Medical Systems

  Total orders up 7% to nearly $3.0 billion.
  193 orders for LightSpeed16 multi-slice CT (computed tomography) scanners, bringing total to 341 since June 2002 introduction.
  Ultrasound orders up 18% to $341 million, with introduction of Voluson 730 4D Ultrasound System and launch of GE LogiqBook portable ultrasound system.
  Surgical and vascular imaging up 21% to $250 million, led by Innova 2000 digital cardiovascular system.
  China orders up 80% to $187 million, with strength across all modalities.
  Information Technology (IT) orders up 30%, with strength in Clinical IT through acquisitions and launch of Centricity systems for hospital networking and information archiving.
  Medical services orders up 12% to $760 million.
  Agreed to acquire leading operating room IT provider Instrumentarium.

GE Aircraft Engines

  Selected by AVIC I Commercial Aircraft Co. Ltd. of China to provide CF34-10 engines for new fleet of regional jets.
  CFM56-5B engine of CFMI (jointly owned by GE and Snecma) chosen by easyJet to power 120 Airbus A319s; order valued at $1.2 billion.
  Orders from EVA, Pakistan International Airlines, Thai Airways International, China Air; CFMI orders from International Lease Finance Corporation and Aeroflot.
  Total service orders up more than 25%, driven mostly by higher spare parts volume.
  New multi-year service agreements totaling $2.9 billion, including $2.3 billion agreement with FedEx.
  Military orders strong, with spare parts orders up 18%.
  First F110-GE-132 engine, the highest-thrust fighter engine ever developed for the F-16 aircraft, delivered to Lockheed Martin for flight tests.

Commercial Finance

  Assets up 14% to $196 billion.
  Core growth and lower losses drive 30% net income growth.
  Asset quality high -- stable delinquency rates, percentage of non-earning assets down over third quarter.
  Completed acquisitions of Deutsche Financial Services' commercial inventory financing business and most of ABB's structured finance operations.

Consumer Finance

  Assets up 22% to $77 billion.
  Core growth, double-digit productivity gains drive 15% net income growth.
  Asset quality high -- delinquencies stable, losses as percentage of outstanding receivables well below average of top 100 banks.
  Completed acquisition of WKV Bank, provider of personal and vehicle loan financing in Germany.

NBC

  Continued ratings leadership in key advertising demographic, adults 18-49, in virtually every major daypart, including morning news, daytime, primetime, evening news, late-night and Sunday-morning public affairs.
  Primetime ratings 18 percent higher than those of closest competitor -- largest fourth-quarter lead of any network in five years.
  No. 1 comedy (Friends) and No. 1 drama (ER) for quarter and the year.
  Friends to return in the fall for a 10th season.
  CNBC business-day ratings up 7% among adults 25-54.
  Twelve out of NBC's 14 local stations rated No. 1 during November sweeps.
  Telemundo earnings more than doubled.
  Acquired cable entertainment network Bravo.

GE Specialty Materials

  $260 million in revenues at GE Betz, water technology platform.
  Agreement to acquire high-tech water purification and fluid filtration manufacturer Osmonics.
  Osmonics to be combined with GE Betz and unit of Power Systems into GE Water, a new Specialty Materials unit.

GE Transportation Systems

  Nearly $600 million in new orders, for total of $2.8 billion in new orders in 2002.
  GE Evolution Series locomotive launched at ceremony with the U.S. Environmental Protection Agency. Meets EPS's 2005 regulations now, cuts greenhouse gas emissions and soot by 40%, and provides greater fuel economy.

GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in GE's filings with the Securities and Exchange Commission.

                       GENERAL ELECTRIC COMPANY
                    Condensed Statement of Earnings

                                                          Financial
                                                           Services
                  Consolidated           GE                 (GECS)
             ------------------ ------------------- ------------------
Fourth
 quarter
 ended
 December 31  2002    2001   V%   2002   2001    V%   2002   2001   V%
------------ ------  ------ --- ------- ------- --- ------- -----  ---

Revenues
  Sales of
   goods
   and
   services $20,437 $18,987     $19,724 $18,221        $802   $821
  Earnings
   of GECS
   before
   accounting
   changes        -       -          91   1,407           -      -
  GECS
   revenues
   from
   services  14,526  14,983           -       -      14,653 15,112
  Other
   income       415       5         431      48           -      -
             ------  ------     ------- -------     ------- ------
   Total
    revenues 35,378  33,975   4% 20,246  19,676   3% 15,455 15,933 (3)%
             ------  ------     ------- -------     ------- ------

Costs and expenses
  Cost of
   sales,
   operating
   and admini-
   strative
   expenses  22,520  20,759      16,262  14,430       6,418  6,466
  Interest
   and
   other
   financial
   charges    2,626   2,639         125     203       2,573  2,526
  Insurance
   losses
   and policy-
   holder and
   annuity
   benefits   6,143   4,209           -       -       6,143  4,209
  Provision
   for
   losses
   on
   financing
   receiv-
   ables      1,000     935           -       -       1,000    935
  Minority
   interest
   in net
   earnings
   of
   consolidated
   affiliates    76      86          46      49          30     37
             ------  ------     ------- -------     ------- ------
   Total
    costs
    and
    expenses 32,365  28,628  13% 16,433  14,682  12% 16,164 14,173 14%
             ------  ------     ------- -------     ------- ------

Earnings
 before income
 taxes and
 accounting
 changes      3,013   5,347       3,813   4,994        (709) 1,760
Provision for
 income taxes    89  (1,414)       (711) (1,061)        800   (353)
             ------  ------     ------- -------     ------- ------
Earnings
 before
 accounting
 changes     $3,102  $3,933 (21)% $3,102 $3,933 (21)%   $91 $1,407(94)%

Cumulative
 effect of
 accounting
 changes          -       -           -       -           -      -
             ------ -------      ------- ------       ----- ------
Net earnings $3,102  $3,933 (21)% $3,102 $3,933 (21)%  $91  $1,407(94)%
             ====== =======      ======= ======       ===== ======

Per-share
 amounts
 before
 accounting
 changes
 (in dollars)
  Diluted
   earnings
   per share  $0.31   $0.39 (21)%
  Basic
   earnings
   per share  $0.31   $0.40 (23)%

Per-share
 amounts
 after
 accounting
 changes
 (in dollars)
  Diluted
   earnings
   per share  $0.31   $0.39 (21)%
  Basic
   earnings
   per share  $0.31   $0.40 (23)%

Dividends
 declared
 per share
 (in dollars) $0.19   $0.18

Dollar amounts in millions; per-share amounts in dollars; unaudited.
Supplemental consolidating data are shown for "GE" and "Financial
Services (GECS)." Transactions between GE and Financial Services
(GECS) have been eliminated from the "consolidated" columns. See note
1 to the consolidated financial statements in the 2001 Annual Report to Share Owners for further information about consolidation matters.

                       GENERAL ELECTRIC COMPANY
                    Condensed Statement of Earnings

                                                          Financial
                                                          Services
                Consolidated             GE                (GECS)
             ------------------ --------------------  ----------------
Years ended
 December 31  2002    2001   V%   2002    2001    V%  2002   2001   V%
------------ ------ -------  -- -------- ------- ---  ------ ------ --

Revenues
 Sales of
  goods and
  services  $76,234 $71,399     $73,317 $68,018      $3,296 $3,627
 Earnings
  of GECS
  before
  accounting
  changes         -       -       4,626   5,586           -      -
 GECS
  revenues
  from
  services   54,451  54,280           -       -      54,891 54,726
 Other
  income      1,013     234       1,106     433           -      -
            ------- -------     ------- -------     ------- ------
  Total
   revenues 131,698 125,913  5%  79,049  74,037   7% 58,187 58,353  0%
            ------- -------     ------- -------     ------- ------

Costs and expenses
  Cost of
   sales,
   operating
   and admini-
   strative
   expenses  81,570  77,259      59,327  54,714      22,867 23,083
  Interest
   and other
   financial
   charges   10,216  11,062         569     817       9,935 10,598
  Insurance
   losses
   and policy-
   holder and
   annuity
   benefits  17,608  15,062           -       -      17,608 15,062
  Provision
   for
   losses on
   financing
   receiv-
   ables      3,087   2,481           -       -       3,087  2,481
  Minority
   interest
   in net
   earnings
   of
   consolidated
   affiliates   326     348         183     185         143    163
            ------- -------     ------- -------     ------- ------
  Total
   costs
   and
   expenses 112,807 106,212  6%  60,079  55,716   8% 53,640 51,387  4%
            ------- -------     ------- -------     ------- ------

Earnings
 before
 income
 taxes and
 accounting
 changes     18,891  19,701      18,970  18,321       4,547  6,966
Provision
 for income
 taxes       (3,758) (5,573)     (3,837) (4,193)         79 (1,380)
            ------- -------     ------- -------     ------- ------
Earnings
 before
 accounting
 changes    $15,133 $14,128  7% $15,133 $14,128   7% $4,626 $5,586(17)%

Cumulative
 effect of
 accounting
 changes     (1,015)   (444)     (1,015)  $(444)    $(1,015) $(169)
            ------- -------     ------- -------     ------- ------
Net
 earnings   $14,118 $13,684  3% $14,118 $13,684   3% $3,611 $5,417(33)%
            ======= =======     ======= =======     ======= ======

Per-share
 amounts
 before
 accounting
 changes
 (in dollars)
  Diluted
   earnings
   per share  $1.51   $1.41  7%
  Basic
   earnings
   per share  $1.52   $1.42  7%

Per-share
 amounts
 after
 accounting
 changes
 (in dollars)
  Diluted
   earnings
   per share  $1.41   $1.37  3%
  Basic
   earnings
   per share  $1.42   $1.38  3%

Dividends
 declared
 per share
 (in dollars) $0.73   $0.66

Dollar amounts in millions; per-share amounts in dollars; unaudited.
Supplemental consolidating data are shown for "GE" and "Financial
Services (GECS)." Transactions between GE and Financial Services
(GECS) have been eliminated from the "consolidated" columns. See note
1 to the consolidated financial statements in the 2001 Annual Report to Share Owners for further information about consolidation matters.

Summary of Operating Segments                              4Q 2002
----------------------------------------------------------------------
General Electric Company and Consolidated Affiliates

                               FOURTH QUARTER          TOTAL YEAR
                           -------------------- ----------------------
(Dollars in millions)        2002    2001  V%      2002     2001  V%

Revenues
 Aircraft Engines           3,079   2,745  12    11,141   11,389  (2)
 Commercial Finance
   Commercial Equipment
    Financing               1,476   1,342  10     5,005    4,535  10
   Real Estate                590     389  52     2,160    1,919  13
   Aviation Services (GECAS)  702     571  23     2,694    2,173  24
   Structured Finance Group   328     231  42     1,243    1,093  14
   Commercial Finance         571     353  62     2,350    1,786  32
   Vendor Financial
    Services                  684     604  13     2,342    2,095  12
   Other Commercial Finance    66     279 (76)      246      279 (12)
                           ---------------      -----------------
     Total Commercial
      Finance               4,417   3,769  17    16,040   13,880  16

 Consumer Finance
   Global Consumer Finance  1,731   1,497  16     6,489    5,561  17
   GE Card Services         1,000     902  11     3,777    3,947  (4)
   Other Consumer Finance      (1)     (1)  -         -        -   -
                           ---------------      -----------------
 Total Consumer Finance     2,730   2,398  14    10,266    9,508   8

 Consumer Products
   Appliances               1,518   1,558  (3)    6,072    5,810   5
   Lighting                   702     753  (7)    2,384    2,625  (9)
                           ---------------      -----------------
 Total Consumer Products    2,220   2,311  (4)    8,456    8,435   -

 Equipment Management       1,100   1,089   1     4,254    4,401  (3)
 Industrial Products
  and Systems
   Industrial Systems       1,348   1,071  26     4,968    4,440  12
   Transportation             717     640  12     2,314    2,355  (2)
   GE Supply                  685     592  16     2,473    2,302   7
                           ---------------      -----------------
 Total Industrial
  Products and Systems      2,750   2,303  19     9,755    9,097   7

 Insurance
   GE Financial Assurance   3,308   3,444  (4)   12,317   12,826  (4)
   Mortgage Insurance         289     249  16     1,090    1,075   1
   GE Global
    Insurance Holdings      2,364   2,707 (13)    9,432    9,453   -
   Other GE Insurance         107     137 (22)      457      536 (15)
                           ---------------      -----------------
 Total Insurance            6,068   6,537  (7)   23,296   23,890  (2)

 Materials
   Plastics                 1,317   1,186  11     5,245    5,252   -
   Specialty Materials        708     412  72     2,406    1,817  32
                           ---------------      -----------------
 Total Materials            2,025   1,598  27     7,651    7,069   8

 NBC                        1,794   1,537  17     7,149    5,769  24
 Power Systems              6,006   5,771   4    22,926   20,211  13
 Technical Products
  and Services
   Medical Systems          2,750   2,629   5     8,955    8,409   6
   GXS                          -     130   U       311      602 (48)
                           ---------------      -----------------
 Total Technical
  Products and Services     2,750   2,759   -     9,266    9,011   3

 All Other GECS             1,140   2,140 (47)    4,331    6,674 (35)
 Eliminations and
  corporate items            (701)   (982) 29    (2,833)  (3,421) 17
                          ----------------     ------------------
Consolidated revenues     $35,378 $33,975   4  $131,698 $125,913   5
                          ================     ==================

Summary of Operating Segments                               4Q 2002
----------------------------------------------------------------------
General Electric Company and Consolidated Affiliates

                               FOURTH QUARTER        TOTAL YEAR
                             ------------------ --------------------
(Dollars in millions)        2002    2001  V%      2002     2001  V%

Segment profit (a)
 Aircraft Engines             561     555   1     2,060    2,147  (4)
 Commercial Finance
   Commercial Equipment
    Financing                 269     217  24       786      642  22
   Real Estate                141      64   F       618      489  26
   Aviation Services (GECAS)   98     102  (4)      439      475  (8)
   Structured Finance Group   103      61  69       479      386  24
   Commercial Finance         137      48   F       587      368  60
   Vendor Financial Services  137     121  13       369      320  15
   Other Commercial Finance   (30)     47   U       (93)      44   U
                           ---------------      -----------------
 Total Commercial Finance     855     660  30     3,185    2,724  17

 Consumer Finance
   Global Consumer Finance    263     229  15     1,260    1,039  21
   GE Card Services           139     121  15       675      669   1
   Other Consumer Finance      (1)     (2) 50        (5)      (6) 17
                           ---------------      -----------------
 Total Consumer Finance       401     348  15     1,930    1,702  13

 Consumer Products
   Appliances                 122     128  (5)      451      406  11
   Lighting                    17      75 (77)       44      242 (82)
                           ---------------      -----------------
 Total Consumer Products      139     203 (32)      495      648 (24)

 Equipment Management          89      (5)  F       311      359 (13)
 Industrial Products
  and Systems
   Industrial Systems         132     110  20       488      527  (7)
   Transportation             134     120  12       402      400   1
   GE Supply                   32      30   7       109       99  10
                           ---------------      -----------------
 Total Industrial
  Products and Systems        298     260  15       999    1,026  (3)

 Insurance
   GE Financial Assurance     236     249  (5)      644      726 (11)
   Mortgage Insurance         103      76  36       460      407  13
   GE Global Insurance
    Holdings               (1,515)    (25)  U    (1,827)      32   U
   Other GE Insurance          46      65 (29)      214      169  27
                           ---------------      -----------------
 Total Insurance           (1,130)    365   U      (509)   1,334   U

 Materials
   Plastics                   137     215 (36)      843    1,166 (28)
   Specialty Materials         85      30   F       282      267   6
                           ---------------      -----------------
 Total Materials              222     245  (9)    1,125    1,433 (21)

 NBC                          470     412  14     1,658    1,408  18
 Power Systems              1,375   1,628 (16)    6,255    4,860  29
 Technical Products
  and Services
   Medical Systems            532     505   5     1,546    1,498   3
   GXS                          -      29   U        16      125 (87)
                           ---------------      -----------------
 Total Technical
  Products and Services       532     534   -     1,562    1,623  (4)

 All Other GECS              (124)    172   U      (291)      19   U
                           ---------------      -----------------

 Total segment profit       3,688   5,377 (31)   18,780   19,283  (3)

 GECS goodwill amortization          (133)  F               (552)  F
  Corporate items and
   eliminations               250     (47)  F       759      407  86
  GE interest and other
   financial charges         (125)   (203) 38      (569)    (817) 30
  GE provision for
   income taxes              (711) (1,061) 33    (3,837)  (4,193)  8
                           ---------------      -----------------

Net earnings before
 accounting changes         3,102   3,933 (21)   15,133   14,128   7

  Effect of accounting
   changes                                       (1,015)    (444)
                           --------------       ----------------

Consolidated net earnings  $3,102  $3,933 (21)  $14,118  $13,684   3
                           ==============       ================

(a) Segment profit excludes any goodwill amortization and accounting changes. Segment profit includes or excludes interest and other financial charges and segment income taxes according to how segment management is measured - excluded in determining operating profit for Aircraft Engines, Consumer Products, Industrial
    Products and Systems, Materials, NBC, Power Systems and Technical
    Products and Services, but included in determining net earnings for Commercial Finance, Consumer Finance, Equipment Management,
    Insurance and All Other GECS.

    --30--SDS/ny

    CONTACT: General Electric, Fairfield
             David Frail, 203/373-3387
             david.frail@corporate.ge.com